UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C., 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 8, 2007


                              Qlinks America, Inc.


           Colorado                0001216014                    90-0138998
           --------                ----------                    ----------
(State or other jurisdiction      (Commission                  (IRS Employer
      of incorporation)           File Number)               Identification No.)


               112 N. Rubey Dr., Suite 180, Golden, Colorado 80403
               ---------------------------------------------------
                     (Address of principal executive office)

                                 (303) 328-3290
                                 --------------
              (Registrant's telephone number, including area code)


                         ------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

(   )  Written communications pursuant to Rule 425 under the Securities Act
       (17CFR 230.425)

(   )  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
       (17 CFR 240.14a-12

(   )  Pre-commencement communications pursuant to Rule 14d-2(b) under the
       Exchange Act (17CFR 240.14d-2(b))

(   )  Pre-commencement communications pursuant to Rule 13e-4(c) under the
       Exchange Act (17 CFR 240.13e-4( c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

By resolution of the Board of Directors dated October 8, 2007 and as a result of the recent death of William R. Jones, the vacancy created by the death of Mr. Jones has been filled by the appointment of Scott T. Jones as a Director of the corporation and as Chairman of the Board and corporate Secretary. Scott T. Jones will serve until the next annual meeting of shareholders to fill the unexpired term of William R. Jones. Scott T. Jones has extensive experience in business, has been the owner of several small businesses, and has previously served as President of American Automotive Aftermarket Network, Inc., (now known as Sonsio, Inc.). Scott T. Jones is the son of William R. Jones.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. Qlinks America, Inc.



Dated: October 31, 2007                 By: /s/ James O. Mulford
                                              ----------------------------------
                                          James O. Mulford
                                          President and Chief Executive Officer